Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

LBI MEDIA, INC.,

A CALIFORNIA CORPORATION

ARTICLE I

OFFICES

Section 1.1 Principal Office.

(a) The principal executive office of LBI Media, Inc. (herein called the “Corporation”) shall be at such place established by the Board of Directors (the “Board”) in its discretion.

(b) The Board shall have full power and authority to change the location of the principal executive office.

Section 1.2 Other Offices.

The Corporation may also have from time to time branch or substitute offices at such other places as the Board may deem appropriate.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 2.1 Place.

Meetings of the shareholders shall be at such place within or outside the State of California as the Board shall designate by resolution. In the absence of such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2 Annual Meetings.

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as determined by resolution of the Board.

Notice of each meeting of the shareholders shall be given by the Corporation either personally or by mail or other lawful means to each shareholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting, and those matters that the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 601(f) of the California General Corporation Law (“CGCL”), any proper matter may be presented at the meeting for that action.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on the books of the Corporation. Without limiting the foregoing, any notice to shareholders given by the Corporation pursuant to these Amended and Restated Bylaws (as may be further amended, restated, modified or supplemented from time to time, the “Bylaws”) shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any previously scheduled annual meeting of the shareholders may be postponed by resolution of the Board.

Section 2.3 Special Meetings.

Special meetings of the shareholders, for any purpose or purposes, prescribed in the notice of the meeting, may be called at any time only by a majority of the total number of directors, the Chairman of the Board, the Chief Executive Officer, the President the Executive Vice President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Except as provided below, notice of each special meeting of the shareholders shall be given by the Corporation either personally or by mail or other lawful means to each shareholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before such meeting. Such notice shall specify the place, the day and the hour of such meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting, and the general nature of the business to be transacted and no other business may be transacted. Such meetings shall be held at the place, on the date and at the time as they or he or she shall fix. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders.

Upon request in writing to the corporation addressed to the attention of the Chairman, the President, the Executive Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, such officer shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person(s) calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 2.4 Waiver of Notice.

Transactions at a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present at the meeting in person or by proxy, to the extent such person did not receive proper notice, gives a waiver of notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be in the notice of the meeting but not so included, if that objection is expressly made at the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders.

Section 2.5 Quorum.

A majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting. If a quorum is present at a meeting, the affirmative vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting shall be the act of the shareholders unless the vote of a larger number is required by law, the Corporation’s Articles of Incorporation (as it may be amended, restated, modified or supplemented from time to time, the “Articles of Incorporation”) or these Bylaws. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.6 Notice of Adjourned Meetings.

Any meeting of shareholders, whether or not a quorum is present, may be adjourned to a later date and time and at the same or a different place by the Chairman of the Board or by the vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting that are represented at the meeting. If the adjournment is for more than ten (10) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the notice provisions for a shareholder meeting.

Notwithstanding the foregoing, notice of an adjourned meeting need not be given to any shareholder present at the meeting at which the adjournment is taken if (a) the meeting is adjourned for ten (10) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 2.7 Voting.

Voting shall in all cases be subject to the provisions of Chapter 7 of the CGCL. Except as provided below or as otherwise provided by Chapter 7 of the CGCL, the Articles of Incorporation or the Bylaws, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter. The Board, in its discretion, or the officer presiding at a meeting of shareholders in his discretion, may require that any votes cast at such meeting, including a vote for directors, be by written ballot.

Section 2.8 Participation at Shareholder Meetings by Remote Communications

If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, including electronic video communications:

(a) participate in a meeting of shareholders; and

(b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.9 Proxies.

Except as otherwise provided in the Articles of Incorporation or these Bylaws, every person entitled to vote shares may be represented at any meeting of shareholders by a written proxy executed by such person entitled to vote, or such person’s authorized officer, director, employee, agent or duly authorized attorney-in-fact. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected (i) by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (iii) by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 2.10 Inspectors of Election.

(a) In advance of a meeting of shareholders, the Board may appoint inspectors of election to act at the meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of the Board or the chairman of the meeting, as the case may be, may, and on request of a shareholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse) for the meeting. The number of inspectors shall be either one or three. If appointments are to be made at a meeting on the request of a shareholder, the majority of the voting power of the outstanding shares of common stock represented in person or by proxy, shall determine whether the number of inspectors shall be one or three. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) Such inspectors of election shall (i) determine the number of shares outstanding, the number of shares represented at the meeting, the voting power of each share, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate votes or consents; (v) determine when the polls shall close; (vi) determine the result of an election; (vii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (viii) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; (ix) do such other acts as may be proper in order to conduct the election with fairness to all shareholders; and (x) perform such other duties as may be prescribed by law. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision of all.

Section 2.11 Action without Meeting.

Subject to Section 603 of the CGCL, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken, shall be signed by the shareholders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 2.12, the record date for determining shareholders entitled to give consent pursuant to this Section 2.11, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 2.12 Record Date.

The Board may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of shareholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting pursuant to Section 2.6 unless the Board fixes a new record date.

ARTICLE III

DIRECTORS

Section 3.1 Powers and Duties.

The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board, subject to any limitations contained in these Bylaws, the Articles of Incorporation, the CGCL and any other agreements entered into by the Corporation. The Board may delegate the management of the day-to-day operation of the business of the Corporation, provided that the business and affairs of the Corporation shall remain under the ultimate direction of the Board.

Section 3.2 Number of Directors.

The exact number of directors shall be fixed from time to time by the Board; provided, that, the number of directors shall not be less than five (5) nor more than nine (9).

Section 3.3 Continuing Directors.

In the event of any increase or decrease in the authorized number of directors each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, retirement, resignation or removal.

Section 3.4 Nominations.

Except as otherwise provided by the Investor Rights Agreement dated as of March 30, 2007 by and among Liberman Broadcasting, Inc. and the other stockholders party thereto, as the same may be amended from time to time (the “Investor Rights Agreement”), the Board shall have the power and authority to nominate candidates for election to the Board. Otherwise, the shareholders shall have the power and authority to nominate candidates for election to the Board in accordance with the Investor Rights Agreement and applicable law.

Section 3.5 Election and Term of Office.

The directors shall be elected at each annual meeting of the shareholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected by the consent of a majority of the outstanding shares entitled to vote or the consent of the majority of the directors then in office, in each case, so long as the identity of the directors so elected complies with the requirements set forth in the Investor Rights Agreement, if such agreement is then in effect and contains requirements with respect to the identity of directors that are then in effect. Each director shall hold office until the next annual meeting and each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Section 3.6 Resignation.

A director may resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, or the Secretary. Such

resignation shall take effect upon receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Section 3.7 Vacancies.

Vacancies in the Board, including those existing as a result of a removal of a director, shall be filled in accordance with the Investor Rights Agreement and applicable law or, if such agreement is not then in effect or does not provide for the manner in which such vacancy shall be filled, by a majority of the remaining directors (including the filling of any vacancy created by removal), though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified. If the directors fail to fill the vacancy, the shareholders may elect a director or directors at any time to fill such vacancy or vacancies. Any such election by written consent of the shareholders shall require the consent of a majority of the outstanding shares entitled to vote.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 3.8 Place of Meeting.

The Board may by resolution designate a place within or without the State of California, including a location in Burbank, California or any other location, where a regular or special meeting of the Board shall be held. In the absence of such designation, meetings of the Board shall be held at the principal executive office of the Corporation.

Section 3.9 Meetings by Conference Telephone.

A meeting of the Board may be held through the use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting. Directors are entitled to participate in any and all Board meetings through the use of conference telephone or other communications equipment. No director shall be excluded from any Board meeting or any portion of a Board meeting because such director elects to participate through the use of conference telephone or other communications equipment and the Corporation shall make all necessary arrangements to allow directors to participate in Board meetings through the use of a conference telephone or other communications equipment. No notice of meeting shall require any director to attend a Board meeting in person.

Section 3.10 Regular Meetings.

Regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 3.11 Special Meetings.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Executive Vice President or the Secretary.

Special meetings of the Board shall be held upon four (4) days’ notice by first-class mail or forty-eight (48) hours’ notice given personally or by electronic mail or telephone, including a voice messaging system or by other electronic transmission by the Corporation. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.12 Waiver of Notice.

Transactions at any meeting of the Board, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held, after regular call and notice, if (i) a quorum is present, (ii) no director present protests lack of notice prior to or at the commencement of the meeting, and (iii) each director who did not receive proper notice and who is not present at the meeting gives a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof whether before or after the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.13 Quorum.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board.

Section 3.14 Adjournment and Notice Thereof.

Any meeting of the Board, whether or not a quorum is present, may be adjourned by a majority vote of the directors present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment; provided, however, notice of time and the place of holding an adjourned meeting to be held on the same calendar day need not be given to absent directors if the time and place are fixed at the adjourned meeting.

Section 3.15 Action Without Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent to such action in writing and if the number of members of the Board serving at the time constitutes a quorum. Any consent in writing or by electronic transmissions shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the directors at a duly held meeting of the Board.

Section 3.16 Expense Reimbursement and Compensation.

Directors and members of committees may be paid such compensation, if any, for their services and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. This Section 3.16 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.17 Committees.

(a) The Board may, by resolution adopted by a majority of the authorized number of directors, (i) designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board and (ii) designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may appoint another member of the Board to act in the place of such absent or disqualified member.

To the extent permitted by resolution of the Board, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the CGCL, except with respect to:

(1) the approval, adoption or recommendation of any action which, under the CGCL, also requires shareholders’ approval or approval of the outstanding shares;

(2) the filling of vacancies on the Board or in any committee;

(3) the fixing of compensation of the directors for serving on the Board or on any committee;

(4) the amendment or repeal of these Bylaws or the adoption of new bylaws;

(5) the amendment or repeal of any resolution of the Board which by such resolution’s express terms is not so amendable or repealable;

(6) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; or

(7) the appointment of any other committees of the Board or the members of these committees.

(b) Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.8 (place of meeting), Section 3.9 (meetings by conference telephone), Section 3.10 (regular meetings), Section 3.11 (special meetings), Section 3.12 (waiver of notice), Section 3.13 (quorum), Section 3.14 (adjournment and notice thereof), and Section 3.15 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

Section 3.18 Right of Inspection.

Each director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

ARTICLE IV

OFFICERS

Section 4.1 Officers.

The Corporation shall have (i) a Chairman of the Board or a Chief Executive Officer (or both), (ii) a Secretary, and (iii) a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a President, an Executive Vice President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may deem appropriate. Any number of offices may be held by the same person.

Section 4.2 Additional Officers.

Officers other than the Chairman of the Board, the Chief Executive Officer, Executive Vice President, the Secretary, and the Chief Financial Officer are herein referred to as “Additional Officers”. The Board may elect, and may empower the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President to appoint, such Additional Officers as the Board may deem appropriate. Each Additional Officer shall hold office for such period, shall have such authority, and shall perform such duties, as are provided in these Bylaws or as the Board may designate.

Section 4.3 Election and Term.

Except as otherwise herein provided, the officers of the Corporation shall be elected by the Board at its regular organizational meeting or at a subsequent meeting. Subject to the rights, if any, of an officer under any contract of employment, each officer shall hold office at the pleasure of the Board, or until his death, resignation or removal.

Section 4.4 Resignation and Removal.

(a) An officer may resign at any time by giving written notice to the Corporation. Such resignation shall be without prejudice to any rights the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect upon the receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) The Board may remove any officer with or without cause, and such action shall be conclusive upon the officer so removed. The Board may authorize any officer to remove subordinate officers. Any removal shall be without prejudice to rights the officer may have under any employment contract with the Corporation.

Section 4.5 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for election or appointment to such office.

Section 4.6 Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the Board at which he or she is present and shall exercise and perform such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 4.7 Chief Executive Officer.

The Chief Executive Officer of the Corporation shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation. He or she shall see that all orders and resolutions of the Board are carried into effect. He or she shall sign or countersign or authorize another officer of the Corporation to sign all certificates contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders and shall perform all such other duties as may be directed by the Board or these Bylaws.

The President shall, in the event of absence, disability or refusal to act of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the Board.

Section 4.8 President; Executive Vice President.

The President shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation and shall perform all such duties as may be directed by the Board or these Bylaws, subject at all times to the authority of the Chief Executive Officer. The President shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer except with respect to such specific authority as is reserved for the Chief Executive Officer.

The Executive Vice President shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation and shall perform all such duties as may be directed by the Board or these Bylaws, subject at all times to the authority of the Chief Executive Officer and the President. The Executive Vice President shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer and the President except with respect to such specific authority as is reserved for the Chief Executive Officer or the President.

Section 4.9 Vice Presidents.

Vice Presidents shall have such powers and duties as may be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President.

Section 4.10 Chief Financial Officer; Treasurer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the

Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President, the Executive Vice President, and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

If there be any Treasurer, the Treasurer shall, in the event of absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer, the President or the Executive Vice President or by the Board.

Section 4.11 Secretary.

(a) The Secretary shall keep or cause to be kept full and accurate records of all meetings of shareholders and all meetings of directors. Such records shall include books of minutes of all meetings of shareholders, meetings of the Board, and meetings of committees. The information in such books of minutes shall include the names of those present at Board and committee meetings and the number of shares represented at shareholders’ meetings.

(b) The Secretary shall give or cause to be given notice of all meetings of shareholders, of the Board, and of any committees, whenever such notice is required by law or these Bylaws.

(c) The Secretary shall keep or cause to be kept at the principal executive office, or at the office of the Corporation’s transfer agent or registrar if either be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) The Secretary shall keep or cause to be kept a copy of these Bylaws of the Corporation at the principal executive office or business office in accordance with Section 213 of the CGCL.

(e) The Secretary shall keep the corporate seal in safe custody.

(f) The Secretary shall have all the powers and duties ordinarily incident to the office of a secretary of a corporation and such other duties as may be prescribed by the Board.

(g) If there be any Assistant Secretaries, one or more Assistant Secretaries, in order of seniority, shall, in the event of the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer, the President or the Executive Vice President or by the Board.

Section 4.12 Compensation.

The Board may fix, or may appoint a committee to fix, the compensation of all officers and employees of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

ARTICLE V

DISTRIBUTIONS AND FINANCE

Section 5.1 Distributions.

Distributions upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 5.2 Fiscal Year.

The fiscal year of the Corporation shall begin the first day of January and end on the last day of December of each year.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by California law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, duly authorized attorney-in-fact, or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (collectively, an “Agent”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of the Corporation.

Section 6.2 Prepayment of Expenses.

The Corporation shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.3 Successful Defense.

To the extent that an Agent has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding without admission of liability) in defense of any proceeding (defined in Section 6.1) or, in defense of any claim, issue or matter therein, the Agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Agent in connection therewith.

Section 6.4 Non-Exclusivity of Rights.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity or is or was serving at the request of the Corporation as a director, officer, employee, duly authorized attorney-in-fact, or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity at any time while this Article VI is in effect. Any repeal or modification of this Article VI or any repeal or modification of relevant provisions of applicable laws shall not in any way diminish any rights to indemnification of such person or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

Section 6.5 Reliance

Any Person who after the date of the adoption of this provision becomes or remains a director or officer of the Corporation or who, while a director or officer of the Corporation, becomes or remains at the request of the Corporation a director, officer, employee, duly authorized attorney-in-fact or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.6 Savings Clause

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred and suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

Section 6.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.8 Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or such person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under California law.

Section 6.9 Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection under this Article VI of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Annual Report to Shareholders.

The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

Section 7.2 Maintenance of Share Register.

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

Section 7.3 Interested Directors or Officers.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, or have a material financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the Board or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are fully disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors and the contract or transaction is just and reasonable as to the Corporation at the time it was authorized, approved or ratified; or (2) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are fully disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders with the shares owned by such interested director or officer not being entitled to vote thereon.

A mere common directorship or officer position does not constitute a “material financial interest.” A director is not interested within the meaning of this Section 7.3 in a resolution fixing the compensation of another director as a director, officer or employee of the Corporation, notwithstanding the fact that such director or directors is also receiving compensation from the Corporation.

(b) To the extent not covered under Section 7.3(a), no contract or transaction between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, shall be void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the Board or committee thereof which authorizes, approves or ratifies the contract or transaction, if: (1) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are fully disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the directors without counting the vote of the common director or directors; (2) the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) as to contracts or transactions not approved as provided in (1) or (2) of this Section 7.3(b), the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified.

In either Section 7.3(a) or Section 7.3(b), common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves or ratifies the contract or transaction.

Section 7.4 Registered Shareholder.

Registered shareholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the CGCL.

Section 7.5 Inspection of Bylaws.

The Corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which copy shall be open to inspection by shareholders at reasonable times during office hours.

Section 7.6 Certificates of Stock.

(a) Every holder of shares of the Corporation shall be entitled to receive upon written request certificates certifying the number of shares and the class or series of such shares owned by the shareholder. Each certificate shall be signed in the name of the Corporation by (i) the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President and (ii) the Secretary, any Assistant Secretary, the Chief Financial Officer, any Assistant Chief Financial Officer of the Corporation, Treasurer or any Assistant Treasurer. Any of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar whose signature appears on the certificate shall cease to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person continued to be an officer, transfer agent or registrar at the date of issue.

(b) To the fullest extent permitted by law, certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may lawfully provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereof shall be stated.

(c) Except as provided in this Section 7.5, no new certificate for shares shall be issued in lieu of an old one unless the old certificate is surrendered and canceled at the same time. The Corporation may, however, in case any certificate is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof; and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify the Corporation against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

(d) Prior to due presentation of transfers for registration in the stock transfer book of the Corporation, the registered owner of shares shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of shareholders, except as may be provided otherwise by California law.

Section 7.7 Representation of Shares of Other Corporations.

The Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, the Secretary, the Chief Financial Officer and such other officers as the Board may designate by resolution are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person so authorized to do by proxy or power of attorney duly elected by said officer.

Section 7.8 Stock Purchase Plan.

The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, and may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7.9 Construction.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the CGCL and in the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular includes the plural, plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7.10 Amendment of These Bylaws.

Subject to restrictions contained in the Articles of Incorporation, these Bylaws, or any of them, may be amended, altered or repealed and new Bylaws may be adopted, in each case in any manner not inconsistent with the CGCL or the Articles of Incorporation, by the affirmative vote of at least a majority of the members of the Board or by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock of the Corporation. Notwithstanding the foregoing, no amendment, modification or waiver shall be binding or effective with respect to this Section 7.10 without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock of the Corporation.

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